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                                                                  EXHIBIT 10.4

                                    FORM OF
                                   COACH, INC.
                      2000 NON-EMPLOYEE DIRECTOR STOCK PLAN


                         ARTICLE I - PURPOSE OF THE PLAN

         The purpose of the Coach, Inc. 2000 Non-Employee Director Stock Plan is to promote the long-term growth of the Corporation by increasing the proprietary interest of Non-Employee Directors in the Corporation and to attract and retain highly qualified and capable Non-Employee Directors.

                            ARTICLE II - DEFINITIONS

         Unless the context clearly indicates otherwise, the following terms shall have the following meanings:

         2.1 "ANNUAL CASH RETAINER" means that portion of the annual retainer fee payable in cash by the Corporation to a Non-Employee Director for services as a director of the Corporation, as such amount may be changed from time to time.

         2.2 "ANNUAL OPTION RETAINER" means that portion of the annual retainer fee payable in the form of Options by the Corporation to a Non-Employee Director for services as a director of the Corporation, as such amount may be changed from time to time.

         2.3 "AWARD" means an award granted to a Non-Employee Director under the Plan in the form of Options or Shares, or any combination thereof.

         2.4      "BOARD" means the Board of Directors of Coach, Inc.

         2.5      "CORPORATION" means Coach, Inc.

         2.6 "FAIR MARKET VALUE" means, with respect to any date, the average between the highest and lowest sale prices per Share on the New York Stock Exchange Composite Transactions Tape on such date, provided that if there shall be no sales of Shares reported on such date, the Fair Market Value of a Share on such date shall be deemed to be equal to the average between the highest and lowest sale prices per Share on such Composite Tape for the last preceding date on which sales of Shares were reported and, provided further, that the Fair Market Value of a Share on the date the Corporation first offers Shares to the public in an initial public offering shall be the initial offering price of Shares on such date.

         2.7      "OPTION" means an option to purchase Shares awarded under
Article VIII, which does not meet the requirements of Section 422 of the Internal Revenue Code of 1986, as amended, or any successor law (the "Code").

         2.8 "OPTION GRANT DATE" means the date upon which an Option is granted to a Non-Employee Director.

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         2.9      "OPTIONEE" means a Non-Employee Director of the Corporation to whom an Option has been granted or, in the event of such Non-Employee Director's death prior to the expiration of an Option, such Non-Employee Director's executor, administrator, beneficiary or similar person, or, in the event of a transfer permitted by Article VII hereof, such permitted transferee.

         2.10 "NON-EMPLOYEE DIRECTOR" means a director of the Corporation who is not an employee of the Corporation or any subsidiary of the Corporation.

         2.11 "PLAN" means the Coach, Inc. 2000 Non-Employee Director Stock Plan, as amended and restated from time to time.

         2.12 "STOCK AWARD DATE" means the date on which Shares are awarded to a Non-Employee Director.

         2.13     "SHARES" means shares of the Corporation's common stock.

         2.14 "STOCK OPTION AGREEMENT" means a written agreement between a Non-Employee Director and the Corporation evidencing an Option.

                    ARTICLE III - ADMINISTRATION OF THE PLAN

         3.1 ADMINISTRATOR OF THE PLAN. The Plan shall be administered by the Compensation and Employee Benefits Committee of the Board ("Committee").

         3.2 AUTHORITY OF COMMITTEE. The Committee shall have full power and authority to: (i) interpret and construe the Plan and adopt such rules and regulations as it shall deem necessary and advisable to implement and administer the Plan and (ii) designate persons other than members of the Committee to carry out its responsibilities, subject to such limitations, restrictions and conditions as it may prescribe, such determinations to be made in accordance with the Committee's best business judgment as to the best interests of the Corporation and its stockholders and in accordance with the purposes of the Plan. The Committee may delegate administrative duties under the Plan to one or more agents as it shall deem necessary or advisable.

         3.3 DETERMINATIONS OF COMMITTEE. A majority of the Committee shall constitute a quorum at any meeting of the Committee, and all determinations of the Committee shall be made by a majority of its members. Any determination of the Committee under the Plan may be made without notice or a meeting of the Committee by a written consent signed by all members of the Committee.

         3.4 EFFECT OF COMMITTEE DETERMINATIONS. No member of the Committee or the Board shall be personally liable for any action or determination made in good faith with respect to the Plan or any Award or to any settlement of any dispute between a Non-


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Employee Director and the Corporation. Any decision or action taken by the
Committee or the Board with respect to an Award or the administration or interpretation of the Plan shall be conclusive and binding upon all persons.

                       ARTICLE IV - AWARDS UNDER THE PLAN

         Awards in the form of Options or Shares shall be granted to Non-Employee Directors in accordance with Article VIII. Each Option granted under the Plan shall be evidenced by a Stock Option Agreement. Each Option granted under the Plan shall provide for the grant of a restoration Option if the purchase price of the Shares subject to the original Option is satisfied by surrendering (or attesting to the ownership of) Shares in accordance with
Section 8.2. Each restoration Option shall (i) be an Option to purchase the number of Shares surrendered (either actually or by attestation), plus the number of Shares that the Optionee would have surrendered to pay withholding taxes, calculated as if such Optionee had been obligated to pay such taxes and had surrendered Shares to satisfy such obligation, (ii) be fully exercisable (subject to the restrictions contained herein and in the applicable restoration Stock Option Agreement) on and after that date which is six (6) months after the Option Grant Date of the restoration Option, (iii) have a purchase price per Share equal to one-hundred percent (100%) of the Fair Market Value per Share on the Option Grant Date of the restoration Option and (iv) have a term equal to the remaining term of the original Option.

                             ARTICLE V - ELIGIBILITY

         Non-Employee Directors of the Corporation other than active employees of Sara Lee Corporation shall be eligible to participate in the Plan in accordance with Article VIII.

                     ARTICLE VI - SHARES SUBJECT TO THE PLAN

         Subject to adjustment as provided in Article XI, the aggregate number of Shares available for all grants of Options and awards of Shares in any fiscal year shall be two-tenths (2/10) of one (1) percent (.2%) of the outstanding Shares as of the last day of the immediately preceding fiscal year.

                    ARTICLE VII - TRANSFERABILITY OF OPTIONS

         Options granted under the Plan shall not be transferable or assignable other than by will or the laws of descent and distribution, except that the Committee may provide for the transferability of any particular Option in the manner set forth in the related Stock Option Agreement.


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                    ARTICLE VIII - ANNUAL RETAINER ELECTIONS

         Each Non-Employee Director shall be granted Options or Shares, or a combination thereof, subject to the following terms and conditions:

         8.1 GRANT OF OPTIONS OR SHARES. Subject to limitations contained in Section 8.3, on the day that the Corporation first offers Shares to the public in an initial public offering and the day of the last regularly scheduled meeting of the Board held in October of each calendar year after the calendar year of such initial public offering (a) Options shall be granted to each Non-Employee Director equal to the Annual Option Retainer, and (b) Options or Shares, or a combination thereof, shall be granted to each Non-Employee Director who, at least ten (10) business days prior thereto, files with the Committee or its designee a written election to receive Options or Shares, or a combination thereof, in lieu of all or a portion of such Non-Employee Director's Annual Cash Retainer for the one-year period beginning on the next following November. In the event a Non-Employee Director does not file a written election in accordance with the preceding sentence, Options or Shares, or a combination thereof, shall be granted, subject to the limitations contained in Section 8.3, to such Non-Employee Director on the tenth (10th) business day after the date such Non-Employee Director files with the Committee or its designee a written election to receive Options or Shares, or a combination thereof, in lieu of all or a portion of such Non-Employee Director's Annual Cash Retainer. An election pursuant to Section 8.1(b) shall be irrevocable on and after the tenth (10th) business day prior to the date of grant of the Options or Shares, as the case may be. An election pursuant to the second sentence of this Section 8.1 shall be irrevocable.

         8.2 NUMBER AND TERMS OF OPTIONS. The number of Shares subject to an Option granted pursuant to Section 8.1(b) above shall be the number of whole Shares equal to (i) the product of three (3) times the portion of the Annual Cash Retainer which the Non-Employee Director has elected pursuant to Section 8.1(b) to be payable in Options, divided by (ii) the Fair Market Value per Share on the Option Grant Date. Any fraction of a Share shall be disregarded and the remaining amount of such Annual Retainer shall be paid in cash or Shares as the Non-Employee Director has elected. The purchase price per Share under each Option granted pursuant to this Article shall be one-hundred percent (100%) of the Fair Market Value per Share on the Option Grant Date.

         Subject to Section 8.3, Article IX and any restrictions contained in the applicable Stock Option Agreement, each Option granted to a Non-Employee Director shall be fully vested and exercisable on and after the date which is six (6) months after the Option Grant Date. In no event shall the period of time over which the Option may be exercised exceed ten (10) years from the Option Grant Date. An Option, or portion thereof, may be exercised in whole or in part only with respect to whole Shares.

         Shares shall be issued to the Optionee pursuant to the exercise of an Option only upon receipt by the Corporation from the Optionee of payment in full either in cash or by surrendering (or attesting to the ownership of) Shares together with proof acceptable to the


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Committee that such Shares have been owned by the Optionee for at least six (6)
months prior to the date of exercise of the Option, or a combination of cash and Shares, in an amount or having a combined value equal to the aggregate purchase price for the Shares subject to the Option or portion thereof being exercised. The value of owned Shares submitted (directly or by attestation) in full or partial payment for the Shares purchased upon exercise of an Option shall be equal to the aggregate Fair Market Value of such owned Shares on the date of the exercise of such Option.

         8.3      CERTAIN LIMITATIONS.

         (a) OPTIONS. Notwithstanding anything to the contrary herein, no Option or restoration Option may be exercised under any condition: (1) prior to the date that is six (6) months after the date on which the Corporation first issues equity securities of the Corporation that are required to be registered under the Securities Exchange Act of 1934, as amended (the "Exchange Act") (the "IPO"); (2) prior to the date that is twelve (12) months after the date of the IPO unless, at the time of exercise, Sara Lee Corporation certifies to the Corporation that it no longer owns either (A) Shares representing "control" of the Corporation (within the meaning of Section 368(c) of the Code) or (B) Shares sufficient to satisfy the "80-percent voting and value test" (described in Section 1504(a)(2) of the Code); or (3) on and after the date that is twelve (12) months after the date of the IPO, unless at the time of exercise, either (A) Sara Lee Corporation certifies to the Corporation that it no longer owns either (I) Shares representing "control" of the Corporation (within the meaning of Section 368(c) of the Code) or (II) Shares sufficient to satisfy the "80-percent voting and value test" (described in Section 1504(a)(2) of the Code), or (B) the Corporation demonstrates to the satisfaction of Sara Lee Corporation that it has purchased Shares on the open market prior to the exercise in a number sufficient to cover the exercise, and actually reissues such repurchased Shares pursuant to such exercise. Any attempted exercise of an Option or restoration Option that would violate any of the requirements of the previous sentence, and all actions taken in furtherance of any such attempted exercise, shall be null and void ab initio.

         (b) SHARES. Notwithstanding anything to the contrary herein, no election to receive Shares may be made under Section 8.1, and no Shares shall be granted, under any condition: (1) prior to the date that is six (6) months after the date of the IPO; (2) prior to the date that is twelve (12) months after the date of the IPO unless, at the time of exercise, Sara Lee Corporation certifies to the Corporation that it no longer owns either (A) Shares representing "control" of the Corporation (within the meaning of Section 368(c) of the Code) or (B) Shares sufficient to satisfy the "80-percent voting and value test" (described in Section 1504(a)(2) of the Code); or (3) on and after the date that is twelve (12) months after the date of the IPO, unless, at the time of exercise, either (A) Sara Lee Corporation certifies to the Corporation that


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                  it no longer owns either (I) Shares representing "control" of the Corporation (within the meaning of Section 368(c) of the Code) or (II) Shares sufficient to satisfy the "80-percent voting and value test" (described in Section 1504(a)(2) of the Code), or (B) the Corporation demonstrates to the satisfaction of Sara Lee Corporation that it has purchased Shares on the open market prior to the election or grant (as the case may be) in a number sufficient to cover the election or grant, and actually reissues such repurchased Shares pursuant to such election or grant. Any attempted election to receive Shares pursuant to Section 8.1, or attempted grant of Shares by the Corporation, that would violate any of the requirements of the previous sentence, and all actions taken in furtherance of any such attempted election or attempted grant, as applicable, shall be null and void ab initio.

         8.4 NUMBER OF SHARES. The number of Shares granted pursuant to this Article shall be the number of whole Shares equal to (i) the portion of the Annual Retainer which the Non-Employee Director has elected pursuant to Section
8.1 to be payable in Shares, divided by (ii) the Fair Market Value per Share on the Stock Award Date. Any fraction of a Share shall be disregarded and the remaining amount of such Annual Retainer shall be paid in cash or Options as the Non-Employee Director has elected. Upon an Award of Shares to a Non-Employee Director, the stock certificate representing such Shares shall be issued and transferred to the Non-Employee Director, whereupon the Non-Employee Director shall become a stockholder of the Corporation with respect to such Shares and shall be entitled to vote the Shares; PROVIDED, HOWEVER, subject to Section 8.3 and Article IX, any stock certificates representing Shares awarded in respect of, and prior to, the one-year period beginning on the first November 1 after the date of grant of a Stock Award shall not be transferred to the Non-Employee Director until immediately after the first annual meeting of stockholders held after the date of grant of the Stock Award and (x) an amount equal to the amount of dividends that would otherwise be paid on such Shares on or after the date of the meeting at which such Shares are granted and prior to such annual meeting of stockholders shall be held by the Corporation until immediately after such annual meeting of stockholders and (y) such Shares and dividend equivalents shall be forfeited in the event the Non-Employee Director is not elected a director of the Corporation at such annual meeting of stockholders.

                         ARTICLE IX - CHANGE OF CONTROL

         9.1 EFFECT OF CHANGE OF CONTROL. Subject to Section 8.3, upon the occurrence of an event of "Change of Control", as defined below, any and all outstanding Options shall become immediately vested and exercisable and any and all stock certificates representing Shares awarded to a Non-Employee Director pursuant to the first sentence of Section 8.1 and not transferred to such Non-Employee Director pursuant to Section 8.4, and any and all dividend equivalents with respect thereto held by the Corporation pursuant to Section 9.3, shall be transferred to such Non-Employee Director.

         9.2 DEFINITION OF CHANGE OF CONTROL. A "Change of Control" shall occur when:


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         (a)      a "Person" (which term, when used in this Section 9.2, shall have the meaning it has when it is used in Section 13(d) of the Exchange Act, but shall not include the Corporation, any underwriter temporarily holding securities pursuant to an offering of such securities, any trustee or other fiduciary holding securities under an employee benefit plan of the Corporation, or any corporation owned, directly or indirectly, by the stockholders of the Corporation in substantially the same proportions as their ownership of Voting Stock (as defined below) of the Corporation) is or becomes, without the prior consent of a majority of the Continuing Directors (as defined below), the Beneficial Owner (as defined in Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of Voting Stock (as defined below) representing twenty percent (20%) or more of the combined voting power of the Corporation's then outstanding securities; or

         (b) the stockholders of the Corporation approve and the Corporation consummates a reorganization, merger or consolidation of the Corporation or the Corporation sells, or otherwise disposes of, all or substantially all of the Corporation's property and assets, or the Corporation liquidates or dissolves (other than a reorganization, merger, consolidation or sale which would result in all or substantially all of the beneficial owners of the Voting Stock of the Corporation outstanding immediately prior thereto continuing to beneficially own, directly or indirectly (either by remaining outstanding or by being converted into voting securities of the resulting entity), more than fifty percent (50%) of the combined voting power of the voting securities of the Corporation or such entity resulting from the transaction (including, without limitation, an entity which as a result of such transaction owns the Corporation or all or substantially all of the Corporation's property or assets, directly or indirectly) outstanding immediately after such transaction in substantially the same proportions relative to each other as their ownership immediately prior to such transaction): or

         (c) the individuals who are Continuing Directors of the Corporation (as defined below) cease for any reason to constitute at least a majority of the Board of the Corporation.

         Notwithstanding the foregoing, a "Change of Control" shall not occur upon either (i) a distribution of Shares to the stockholders of Sara Lee Corporation in proportion to their ownership of the common stock of Sara Lee Corporation or (ii) a distribution of Shares owned by Sara Lee Corporation to stockholders of Sara Lee Corporation pursuant to an exchange offer with Sara Lee Corporation stockholders.

         The term "Continuing Director" means (i) any member of the Board who is a member of the Board immediately after the issuance of any class of securities of the


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Corporation that are required to be registered under Section 12 of the Exchange
Act, or (ii) any person who subsequently becomes a member of the Board whose nomination for election or election to the Board is recommended by a majority of the Continuing Directors. The term "Voting Stock" means all capital stock of the Corporation which by its terms may be voted on all matters submitted to stockholders of the Corporation generally.

                      ARTICLE X - AMENDMENT AND TERMINATION

         The Board may amend the Plan from time to time or terminate the Plan at any time; PROVIDED, HOWEVER, that no action authorized by this Article shall adversely change the terms and conditions of an outstanding Award without the Non-Employee Director's consent.

                       ARTICLE XI - ADJUSTMENT PROVISIONS

         11.1 If the Corporation shall at any time change the number of issued Shares without new consideration to the Corporation (such as by stock dividend, stock split, recapitalization, reorganization, exchange of shares, liquidation, combination or other change in corporate structure affecting the Shares) or make a distribution of cash or property which has a substantial impact on the value of issued Shares, the total number of Shares reserved for issuance under the Plan shall be appropriately adjusted and the number of Shares covered by each outstanding Option and the purchase price per Share under each outstanding Option shall be adjusted so that the aggregate consideration payable to the Corporation and the value of each such Option shall not be changed.

         11.2 Notwithstanding any other provision of the Plan (other than Section 8.3), and without affecting the number of Shares reserved or available hereunder, the Committee shall authorize the issuance, continuation or assumption of outstanding Options or provide for other equitable adjustments after changes in the Shares resulting from any merger, consolidation, sale of assets, acquisition of property or stock, recapitalization, reorganization or similar occurrence in which the Corporation is the continuing or surviving corporation, upon such terms and conditions as it may deem necessary to preserve the rights of Optionees and holders of Shares that are subject to any restrictions under the Plan.

         11.3 In the case of any sale of assets, merger, consolidation or combination of the Corporation with or into another corporation other than a transaction in which the Corporation is the continuing or surviving corporation and which does not result in the outstanding Shares being converted into or exchanged for different securities, cash or other property, or any combination thereof (an "Acquisition"), any Optionee who holds an outstanding Option shall have the right (subject to the provisions of the Plan and any limitation applicable to the Option) thereafter and during the term of the Option, to receive upon exercise thereof the Acquisition Consideration (as defined below) receivable upon the Acquisition by a holder of the number of Shares which would have been obtained upon exercise of the Option or portion thereof, as the case may be, immediately prior to the Acquisition. The term "Acquisition Consideration" shall mean the kind and amount of


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Shares of the surviving or new corporation, cash, securities, evidence of indebtedness, other property or any combination thereof receivable in respect of one Share of the Corporation upon consummation of an Acquisition.

                        ARTICLE XIII - FOREIGN DIRECTORS

         Without amending the Plan, Awards granted to Non-Employee Directors who are foreign nationals may have such terms and conditions different from those specified in the Plan as may, in the judgment of the Committee, be necessary or desirable to foster and promote achievement of the purposes of the Plan and, in furtherance of such purposes, the Committee may make such modifications, amendments, procedures, subplans and the like as may be necessary or advisable to comply with provisions of laws in other countries or jurisdictions in which the Corporation or its subsidiaries operate or have Non-Employee Directors.

                  ARTICLE XIV - EFFECTIVE DATE AND TERM OF PLAN

         The Plan became effective on June 29, 2000, the date it was approved by the sole stockholder of the Corporation, and shall terminate when terminated by the Board.



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